Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES SOLID FOURTH QUARTER AND FULL YEAR 2015 RESULTS AND INTRODUCES 2016 GUIDANCE

•	Comparable Center Net Operating Income (NOI) Excluding Lease Cancellation Income Up 3.4 Percent for the Quarter and 3.1 Percent for the Year

•	Leased Space and Occupancy, Mall Tenant Sales Per Square Foot, and Average Rent Per Square Foot All Up for the Year

•	Achieved Releasing Spreads of 23 Percent

BLOOMFIELD HILLS, Mich., Feb. 10, 2016 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the quarter and full year periods ended December 31, 2015.

	December 31, 2015 Three Months Ended(1)	December 31, 2014 Three Months Ended(1)	December 31, 2015 Year Ended(1)	December 31, 2014 Year Ended(1)
Net income attributable to common shareholders (EPS) per diluted common share	$0.42	$6.86	$1.76	$13.47
Funds from Operations (FFO) per diluted common share Growth rate	$0.85 57.4%	$0.54	$3.31 6.4%	$3.11
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.98 (2) (2.0)%	$1.00 (3)	$3.42 (2) (6.8)%	$3.67 (3)

(1)
Results between periods are not comparable due to the following significant business changes. In January 2014, Arizona Mills (Tempe, Ariz.) and land in Syosset, New York (Oyster Bay) were sold. Also in January 2014, a 49.9 percent interest in the entity that owns International Plaza (Tampa, Fla.) was sold. As a result of the transactions, the company recognized a net gain of $477 million ($5.30 per share), which is included in EPS and excluded from FFO. The operations of The Mall at University Town Center (Sarasota, Fla.) are included in the company’s results after the center’s opening in October 2014. Also in October 2014, seven centers were sold to Starwood Capital Group, resulting in a gain of $630 million, $606 million ($6.72 per share) at beneficial share, which is included in EPS and excluded from FFO. The operations of The Mall of San Juan (San Juan, Puerto Rico) are included in the company’s results after the center’s opening in March 2015.

(2)
Adjusted FFO for the three months and year ended December 31, 2015 excludes an impairment charge related to the company’s predevelopment costs for Miami Worldcenter. Adjusted FFO for the year ended December 31, 2015 also excludes the reversal of certain prior period executive share-based compensation expense due to the announcement of an executive management transition.

(3)	Adjusted FFO for the three months and year ended December 31, 2014 excludes charges related to the October 2014 sale of seven centers to Starwood.

“We produced solid fourth quarter results that capped off another strong year for us,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “In 2015, we opened a new center, delivered five key redevelopments, and completed a number of financing transactions that strengthened our balance sheet.”

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Operating Statistics

Comparable center NOI excluding lease cancellation income was up 3.4 percent over fourth quarter 2014 and 3.1 percent for the year. “Our quarterly results were driven by increased occupancy and average rent in our centers,” said Mr. Taubman. “We also benefitted from greater net recoveries and lower operating expenses.”

Leased space in comparable centers was 97 percent on December 31, 2015, up 0.8 percent from 96.2 percent on December 31, 2014. Ending occupancy in comparable centers was 95.3 percent on December 31, 2015, up 0.6 percent from 94.7 percent on December 31, 2014.

Comparable center mall tenant sales per square foot were $800 for 2015, an increase of 1 percent from 2014. For the fourth quarter of 2015, mall tenant sales per square foot were down 2.2 percent.

“Weakness in South American tourism and the strengthening U.S. dollar negatively impacted two of our tourist-oriented centers in Florida throughout the year. Excluding those centers, comparable mall tenant sales were up 3.8 percent for the year,” said Mr. Taubman.

For the year, average rent per square foot in comparable centers was $60.38, up 2.1 percent from $59.14 in 2014. For the fourth quarter, average rent per square foot in comparable centers was $60.71, up 1.7 percent from $59.68 last year.

Trailing 12-month releasing spreads per square foot for the year ended December 31, 2015 were a strong 23.3 percent.

2015 Milestones

During 2015, the company:

•
Increased the regular quarterly dividend to $0.565 per share of common stock, an increase of 4.6 percent. See Taubman Centers Increases Quarterly Common Dividend 4.6 Percent to $0.565 Per Share - March 10, 2015.

•
Announced a $250 million increase to its share repurchase program, bringing the company’s total authorization to $450 million. See Taubman Centers Increases Share Repurchase Program by $250 Million - March 10, 2015.

•
Celebrated the opening of The Mall of San Juan. The 630,000-square-foot shopping center represents the island’s first upscale shopping destination and features the Caribbean’s only Nordstrom and Saks Fifth Avenue. See Shoppers Eagerly Welcome The Mall of San Juan - March 26, 2015.

•
Completed a $494 million (using the December 31, 2015 exchange rate), five-year, non-recourse construction loan financing for Hanam Union Square (Hanam, Gyeonggi Province, South Korea). The financing consists of a Korean Won denominated loan and a U.S. dollar loan. A letter of credit totalling $53 million is outstanding on the Korean Won facility as security for the U.S. dollar loan, thereby reducing the availability. As of December 31, 2015, the loans had a weighted average rate of 3.12 percent - July 21, 2015.

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•
Completed a $331 million, three-year, construction loan financing for International Market Place (Waikiki, Honolulu, Hawaii). The loan has two one-year extension options and bears interest at LIBOR plus 1.75 percent - August 14, 2015.

•	Completed a $1 billion, 12-year, non-recourse financing on The Mall at Short Hills (Short Hills, N.J.) bearing interest at an all-in fixed rate of 3.56 percent - September 15, 2015.

•
Completed projects at Cherry Creek Shopping Center (Denver, Colo.), Dolphin Mall (Miami, Fla.), Beverly Center (Los Angeles, Calif.), Sunvalley (Concord, Calif.), and International Plaza. The company’s share of investment in the five projects totalled $75 million.

•
Continued work on the expansion of The Mall at Green Hills (Nashville, Tenn.) and the ground up development of CityOn.Xi’an (Xi’an, China), International Market Place, Hanam Union Square, and CityOn.Zhengzhou (Zhengzhou, China).

In December, the company’s joint venture for CityOn.Zhengzhou made its first draw on a construction loan financing for the project. The company owns a 32 percent interest in the joint venture. The 11-year project loan is up to 834 million Chinese Yuan Renminbi (RMB) (approximately $129 million U.S. dollars using the December 31, 2015 exchange rate), and bears interest at 130 percent of the RMB People's Bank of China base lending rate for a loan term greater than five years, currently 6.37 percent. The rate resets annually.

Country Club Plaza

In January 2016, the company announced an agreement with The Macerich Company to purchase Country Club Plaza (Kansas City, Mo.). The purchase price for the mixed-use retail and office property is $660 million cash, excluding transaction costs. Taubman and Macerich will each have a 50 percent interest in the center. The transaction is expected to close on March 1, 2016. See Taubman and Macerich to Acquire Country Club Plaza - Jan. 4, 2016.

Miami Worldcenter

Also in January 2016, the company announced that it will not move forward with an enclosed regional mall that was slated to be part of the Miami Worldcenter mixed-use, urban development in Miami, Florida. As a result, during the fourth quarter of 2015 the company recognized an impairment charge of $11.8 million for the write off of previously capitalized costs related to predevelopment of the enclosed mall plan. See Taubman Announces Update on Miami Worldcenter Project - Jan. 11, 2016.

Share Repurchase Program

During the quarter ended December 31, 2015, the company repurchased 26,093 shares of its common stock at an average price of $69.95 per share. During the year, the company repurchased 3,460,796 shares of its common stock at an average price of $73 per share. Since the program’s inception in August 2013, the company has repurchased a total of 4,247,867 shares of its common stock at an average price of $71.79 per share. At December 31, 2015, the company had approximately $145 million available under its authorization.

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Stock Performance

During 2015, the company produced a 3.5 percent total shareholder return. This compares to the MSCI US REIT Index return of 2.5 percent and the S&P 500 Index return of 1.4 percent. Over the 10 years ended December 31, 2015, the company's compounded annual shareholder return was 12.7 percent. This compares very favorably to the 10-year total returns of the MSCI US REIT Index and the S&P 500 Index, which were both 7.3 percent. The company’s 10-year total return was 17th highest of the 101 U.S. REITs that have operated during this period and its 20-year total return was fourth highest of the 67 U.S. REITs that have operated during the period. Since the company’s initial public offering in 1992 through December 31, 2015, the compounded annual shareholder return was 15.1 percent.

2016 Guidance

The company is introducing guidance for 2016. The company expects FFO per diluted common share to be in the range of $3.45 to $3.65. FFO guidance excludes the positive impact of Country Club Plaza, which the company expects to acquire in March 2016.

This guidance assumes comparable center NOI growth, excluding lease cancellation income, of 4.5 to 5 percent for the year. Excluded from comparable centers are The Mall of San Juan, which opened in March 2015, Beverly Center, which will soon begin a comprehensive redevelopment, and Country Club Plaza.

Net income attributable to common shareholders (EPS) for the year is expected to be in the range of $1.55 to $1.80.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Common Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income (Expense)

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction, Redevelopment, and Acquisition

•	Capital Spending

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Owned Centers

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•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EST on Thursday, February 11 to discuss these results, business conditions and the company’s outlook for 2016. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

About Taubman

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 23 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing four properties in the U.S. and Asia totaling 4.1 million square feet. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended December 31, 2015 and 2014
(in thousands of dollars, except as indicated)
	Three Months Ended		Year Ended
	2015	2014	2015	2014
Net income (1)	46,595	656,274	192,557	1,278,122
Noncontrolling share of income of consolidated joint ventures	(3,179)	(26,226)	(11,222)	(34,239)
Noncontrolling share of income of TRG	(11,393)	(179,948)	(47,208)	(350,870)
Distributions to participating securities of TRG	(492)	(4,609)	(1,969)	(6,018)
Preferred stock dividends	(5,785)	(5,785)	(23,138)	(23,138)
Net income attributable to Taubman Centers, Inc. common shareowners (1)	25,746	439,706	109,020	863,857
Net income per common share - basic (1)	0.43	6.94	1.78	13.65
Net income per common share - diluted (1)	0.42	6.86	1.76	13.47
Beneficial interest in EBITDA - Combined (2)	108,466	686,998	421,821	1,525,013
Adjusted Beneficial interest in EBITDA - Combined (2)	120,220	121,879	431,586	482,492
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)(2)	73,741	48,967	291,867	280,504
Funds from Operations attributable to TCO's common shareowners (1)(2)	52,055	34,938	207,084	200,356
Funds from Operations per common share - basic (1)(2)	0.86	0.55	3.37	3.17
Funds from Operations per common share - diluted (1)(2)	0.85	0.54	3.31	3.11
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)(2)	85,495	90,087	301,632	330,842
Adjusted Funds from Operations attributable to TCO's common shareowners (1)(2)	60,355	64,374	213,969	236,389
Adjusted Funds from Operations per common share - basic (1)(2)	1.00	1.02	3.49	3.74
Adjusted Funds from Operations per common share - diluted (1)(2)	0.98	1.00	3.42	3.67
Weighted average number of common shares outstanding - basic	60,234,979	63,322,399	61,389,113	63,267,800
Weighted average number of common shares outstanding - diluted	60,936,147	65,055,502	62,161,334	64,921,064
Common shares outstanding at end of period	60,233,561	63,324,409
Weighted average units - Operating Partnership - basic	85,297,138	88,457,849	86,462,222	88,408,842
Weighted average units - Operating Partnership - diluted	86,869,568	90,190,952	88,105,705	90,062,106
Units outstanding at end of period - Operating Partnership	85,295,720	88,459,859
Ownership percentage of the Operating Partnership at end of period	70.6%	71.6%
Number of owned shopping centers at end of period	19	18

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (2)(3)	3.4%	1.9%	3.1%	2.7%
Net Operating Income including lease cancellation income - growth % (2)(3)	1.2%	3.7%	2.3%	4.0%
Average rent per square foot - Consolidated Businesses (3)	62.19	60.37	61.58	59.48
Average rent per square foot - Unconsolidated Joint Ventures (3)	58.66	58.69	58.69	58.65
Average rent per square foot - Combined (3)	60.71	59.68	60.38	59.14
Average rent per square foot growth (3)	1.7%		2.1%
Ending occupancy - all centers	94.2%	94.1%	94.2%	94.1%
Ending occupancy - comparable (3)	95.3%	94.7%	95.3%	94.7%
Leased space - all centers	96.1%	96.0%	96.1%	96.0%
Leased space - comparable (3)	97.0%	96.2%	97.0%	96.2%
Mall tenant sales - all centers (4)	1,600,739	1,601,162	5,177,988	4,969,462
Mall tenant sales - comparable (3)(4)	1,510,650	1,539,728	4,915,730	4,908,028
Sales per square foot (3)(4)			800	792
All centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses			14.2%	14.0%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures			13.8%	13.1%
Mall tenant occupancy costs as a percentage of tenant sales - Combined			14.0%	13.6%
Comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses			14.2%	14.0%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures			13.8%	13.3%
Mall tenant occupancy costs as a percentage of tenant sales - Combined			14.0%	13.7%

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(1)
Earnings no longer reflect the results of the centers sold to the Starwood Capital Group (Starwood) for periods after the October 2014 disposition date. During the three months and year ended December 31, 2014, the Company recognized a gain of $629.7 million, $606.2 million at beneficial share, from the sale of centers to Starwood. The effect of the gain on dispositions from the Starwood sale on diluted earnings per common share (EPS) was $6.72 per share. In addition, during the year ended December 31, 2014, the Company recognized a gain (net of tax) of $476.9 million from dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project. The effect of the gain on dispositions from the International Plaza, Arizona Mills, and Oyster Bay dispositions on diluted earnings per common share (EPS) was $5.30 per share.

(2)
Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, Beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three months and year ended December 31, 2015, FFO and EBITDA were adjusted for an impairment charge for the write off of previously capitalized costs related to the pre-development of The Mall at Miami Worldcenter (Miami Worldcenter), a former development project in Miami, Florida. Also, for the year ended December 31, 2015, upon the announcement of an executive management transition, the Company reversed certain prior period share-based compensation expense, for which the Company adjusted FFO and EBITDA. For the three months and year ended December 31, 2014, FFO and EBITDA were adjusted for expenses related to the sale of centers to Starwood. Specifically, these measures were adjusted for charges related to the loss on extinguishment of debt at certain centers sold to Starwood, charges related to the discontinuation of hedge accounting on the interest rate swap previously designated to hedge the MacArthur Center (MacArthur) note payable, a restructuring charge, and disposition costs incurred related to the sale. In addition, for the three months and year ended December 31, 2014, EBITDA was adjusted for the gain on the sale of centers to Starwood while for the year ended December 31, 2014, EBITDA was also adjusted for the gains on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(3)
Statistics exclude non-comparable centers for all periods presented. The December 31, 2014 statistics have been restated to include comparable centers to 2015. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

(4)	Based on reports of sales furnished by mall tenants.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended December 31, 2015 and 2014
(in thousands of dollars)
	2015		2014
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES (1)	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	81,911	56,762	80,341	54,860
Percentage rents	11,194	5,282	11,910	5,571
Expense recoveries	50,885	40,551	52,343	34,961
Management, leasing, and development services	3,512		3,744
Other	8,725	4,355	9,984	4,435
Total revenues	156,227	106,950	158,322	99,827

EXPENSES:
Maintenance, taxes, utilities, and promotion	41,148	27,406	41,164	23,577
Other operating	17,501	4,390	15,560	6,048
Management, leasing, and development services	1,815		1,700
General and administrative	13,132		13,799
Restructuring charge			675
Interest expense	18,590	21,000	15,857	19,465
Depreciation and amortization	28,780	15,633	23,686	15,119
Total expenses	120,966	68,429	112,441	64,209

Nonoperating income (expense) (2)	1,544	(5)	(39,480)	3
	36,805	38,516	6,401	35,621
Income tax expense	(138)		(574)
Equity in income of Unconsolidated Joint Ventures	21,682		20,780
Beneficial interest in UJV impairment charge - Miami Worldcenter (3)	(11,754)
	46,595		26,607
Gain on dispositions, net of tax (4)			629,667
Net income	46,595		656,274
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(3,179)		(26,226)
Noncontrolling share of income of TRG	(11,393)		(179,948)
Distributions to participating securities of TRG (5)	(492)		(4,609)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareowners	25,746		439,706

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (6)	84,175	75,149	675,611	70,205
Beneficial interest in UJV impairment charge - Miami Worldcenter (3)		(11,754)
EBITDA - outside partners' share	(6,135)	(32,969)	(28,929)	(29,889)
Beneficial interest in EBITDA (6)	78,040	30,426	646,682	40,316
Beneficial share of gain on dispositions			(606,239)
Beneficial interest expense	(16,719)	(11,365)	(14,015)	(10,611)
Beneficial income tax expense - TRG and TCO	(138)		(574)
Beneficial income tax expense - TCO	19		115
Non-real estate depreciation	(737)		(922)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	54,680	19,061	19,262	29,705

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG%	549	572	550	581
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	93		105
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	297		306
Waterside Shops purchase accounting adjustments - interest expense reduction		263		263
U.S. headquarters purchase accounting adjustment - interest expense reduction			183

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)
Nonoperating income (expense) for the three months ended December 31, 2014 includes $36.4 million for the loss on the early extinguishment of debt, $2.3 million of disposition costs related to the sale of centers to Starwood, and $2.3 million in connection with the discontinuation of hedge accounting related to the MacArthur interest rate swap.

(3)	During the three months ended December 31, 2015, the Company recognized an impairment charge of $11.8 million related to the pre-development of Miami Worldcenter.
(4)	Amount represents the gain on dispositions related to the sale of centers to Starwood.
(5)	During the three months ended December 31, 2014, the distributions to participating securities of TRG include the special dividend of $4.75 per deferred unit.
(6)	For the three months ended December 31, 2014, EBITDA includes $629.7 million, $606.2 million at beneficial share, related to the gain from the sale of centers to Starwood.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Year Ended December 31, 2015 and 2014
(in thousands of dollars)
	2015		2014
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES (1)	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	310,831	215,969	371,454	197,958
Percentage rents	20,233	10,792	22,929	10,998
Expense recoveries	188,023	136,710	239,782	118,105
Management, leasing, and development services	13,177		12,349
Other	24,908	14,267	32,615	10,956
Total revenues	557,172	377,738	679,129	338,017

EXPENSES:
Maintenance, taxes, utilities, and promotion	145,118	94,637	190,119	84,026
Other operating	58,131	19,171	65,142	19,083
Management, leasing, and development services	5,914		6,220
General and administrative (2)	45,727		48,292
Restructuring charge			3,706
Interest expense	63,041	84,148	90,803	73,749
Depreciation and amortization	106,355	58,169	120,207	49,850
Total expenses	424,286	256,125	524,489	226,708

Nonoperating income (expense) (3)	5,256	(1)	(42,807)	(22)
	138,142	121,612	111,833	111,287
Income tax expense	(2,248)		(2,267)
Equity in income of Unconsolidated Joint Ventures	67,980		62,002
Beneficial interest in UJV impairment charge - Miami Worldcenter (4)	(11,754)
	192,120		171,568
Gain on dispositions, net of tax (5)	437		1,106,554
Net income	192,557		1,278,122
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(11,222)		(34,239)
Noncontrolling share of income of TRG	(47,208)		(350,870)
Distributions to participating securities of TRG (6)	(1,969)		(6,018)
Preferred stock dividends	(23,138)		(23,138)
Net income attributable to Taubman Centers, Inc. common shareowners	109,020		863,857

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (7)	307,538	263,929	1,439,130	234,886
Beneficial interest in UJV impairment charge - Miami Worldcenter (4)		(11,754)
EBITDA - outside partners' share	(21,868)	(116,024)	(46,769)	(102,234)
Beneficial interest in EBITDA (7)	285,670	136,151	1,392,361	132,652
Beneficial share of gain on dispositions			(1,092,859)
Beneficial interest expense	(56,076)	(45,564)	(82,702)	(40,416)
Beneficial income tax expense - TRG and TCO	(2,248)		(2,267)
Beneficial income tax expense - TCO	123		373
Non-real estate depreciation	(3,051)		(3,500)
Preferred dividends and distributions	(23,138)		(23,138)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	201,280	90,587	188,268	92,236

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG%	628	1,994	1,756	1,447
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	364		725
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	1,214		1,223
Waterside Shops purchase accounting adjustments - interest expense reduction		1,051		1,051
U.S. headquarters purchase accounting adjustment - interest expense reduction	182		607

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)	During the year ended December 31, 2015, a net reversal of $2.0 million of prior period share-based compensation expenses was recognized upon the announcement of an executive management transition.
(3)
Nonoperating income (expense) for the year ended December 31, 2014 includes $36.4 million for the loss on the early extinguishment of debt, $3.3 million of disposition costs related to the sale of centers to Starwood, and $7.8 million in connection with the discontinuation of hedge accounting related to the MacArthur interest rate swap.

(4)	During the year ended December 31, 2015, the Company recognized an impairment charge of $11.8 million related to the pre-development of Miami Worldcenter.
(5)
Amount represents the gain on dispositions of interests in International Plaza, Arizona Mills, land in Syosset, New York related to the former Oyster Bay project, and the sale of centers to Starwood. The gain reported is net of income tax expense of $9.7 million. During the year ended December 31, 2015, an adjustment to the tax on the gain on the disposition of interests in International Plaza was recognized, reducing the amount of the tax by $0.4 million.

(6)	During the year ended December 31, 2014, the distributions to participating securities of TRG include the special dividend of $4.75 per deferred unit.
(7)
For the year ended December 31, 2014, EBITDA includes the Company's $486.6 million (before tax) gain from the dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project and $629.7 million, $606.2 million at beneficial share, related to the gain from the sale of centers to Starwood.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Three Months Ended December 31, 2015 and 2014
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2015			2014
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	25,746	60,234,979	0.43	439,706	63,322,399	6.94

Add distributions to participating securities of TRG				4,609	871,262
Add impact of share-based compensation	93	701,168		2,173	861,841

Net income attributable to TCO common shareowners - Diluted	25,839	60,936,147	0.42	446,488	65,055,502	6.86

Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.02
Add TCO's additional basis in assets disposed				11,895		0.18
Add TCO's additional income tax expense	19		0.00	115		0.00

Net income attributable to TCO common shareowners,
excluding TCO additional basis items and income tax expense	27,475	60,936,147	0.45	460,115	65,055,502	7.07

Add noncontrolling share of income of TRG	11,393	25,062,159		179,948	25,135,450
Add distributions to participating securities of TRG	492	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	39,360	86,869,568	0.45	640,063	90,190,952	7.10

Add (less) depreciation and amortization:
Consolidated businesses at 100%	28,780		0.33	23,686		0.26
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,085)		(0.01)	(861)		(0.01)
Share of Unconsolidated Joint Ventures	9,133		0.11	8,925		0.10
Non-real estate depreciation	(737)		(0.01)	(922)		(0.01)

Less TCO's additional basis in assets disposed				(11,895)		(0.13)
Less beneficial share of gain on dispositions, net of tax				(606,239)		(6.72)
Less impact of share-based compensation	(93)		(0.00)	(2,173)		(0.02)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	73,741	86,869,568	0.85	48,967	90,190,952	0.54

TCO's average ownership percentage of TRG - basic (1)	70.6%			71.6%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense (1)	52,074		0.85	35,053		0.54

Less TCO's additional income tax expense	(19)		(0.00)	(115)		(0.00)

Funds from Operations attributable to TCO's common shareowners (1)	52,055		0.85	34,938		0.54

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	73,741	86,869,568	0.85	48,967	90,190,952	0.54

Beneficial interest in UJV impairment charge - Miami Worldcenter	11,754		0.14
Beneficial share of early extinguishment of debt charge				35,993		0.40
Beneficial share of disposition costs related to the Starwood sale				2,309		0.03
Beneficial share of discontinuation of hedge accounting - MacArthur				2,143		0.02
Restructuring charge				675		0.01

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	85,495	86,869,568	0.98	90,087	90,190,952	1.00

TCO's average ownership percentage of TRG - basic (2)	70.6%			71.6%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense (2)	60,374		0.98	64,489		1.00

Less TCO's additional income tax expense	(19)		(0.00)	(115)		(0.00)

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	60,355		0.98	64,374		1.00

(1)
For the three months ended December 31, 2015, Funds from Operations attributable to TCO's common shareowners was $51,113 using TCO's diluted average ownership percentage of TRG of 69.3%. For the three months ended December 31, 2014, Funds from Operations attributable to TCO's common shareowners was $34,264 using TCO's diluted average ownership percentage of TRG of 70.2%.

(2)
For the three months ended December 31, 2015, Adjusted Funds from Operations attributable to TCO's common shareowners was $59,263 using TCO's diluted average ownership percentage of TRG of 69.3%. For the three months ended December 31, 2014, Adjusted Funds from Operations attributable to TCO's common shareowners was $63,134 using TCO's diluted average ownership percentage of TRG of 70.2%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Year Ended December 31, 2015 and 2014
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2015			2014
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	109,020	61,389,113	1.78	863,857	63,267,800	13.65

Add distributions to participating securities of TRG				6,018	871,262
Add impact of share-based compensation	398	772,221		4,915	782,002

Net income attributable to TCO common shareowners - Diluted	109,418	62,161,334	1.76	874,790	64,921,064	13.47

Add depreciation of TCO's additional basis	6,468		0.10	6,674		0.10
Add TCO's additional basis in assets disposed				11,895		0.18
Add TCO's additional income tax expense	123		0.00	373		0.01

Net income attributable to TCO common shareowners,
excluding TCO additional basis items and income tax expense	116,009	62,161,334	1.87	893,732	64,921,064	13.77

Add noncontrolling share of income of TRG	47,208	25,073,109		350,870	25,141,042
Add distributions to participating securities of TRG	1,969	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	165,186	88,105,705	1.87	1,244,602	90,062,106	13.82

Add (less) depreciation and amortization:
Consolidated businesses at 100%	106,355		1.21	120,207		1.33
Depreciation of TCO's additional basis	(6,468)		(0.07)	(6,674)		(0.07)
Noncontrolling partners in consolidated joint ventures	(3,681)		(0.04)	(4,429)		(0.05)
Share of Unconsolidated Joint Ventures	34,361		0.39	30,234		0.34
Non-real estate depreciation	(3,051)		(0.03)	(3,500)		(0.04)

Less TCO's additional basis in assets disposed				(11,895)		(0.13)
Less beneficial share of gain on dispositions, net of tax	(437)		(0.00)	(1,083,126)		(12.03)
Less impact of share-based compensation	(398)		(0.00)	(4,915)		(0.05)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	291,867	88,105,705	3.31	280,504	90,062,106	3.11

TCO's average ownership percentage of TRG - basic (1)	71.0%			71.6%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense (1)	207,207		3.31	200,729		3.11

Less TCO's additional income tax expense	(123)		(0.00)	(373)		(0.00)

Funds from Operations attributable to TCO's common shareowners (1)	207,084		3.31	200,356		3.11

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	291,867	88,105,705	3.31	280,504	90,062,106	3.11

Beneficial interest in UJV impairment charge - Miami Worldcenter	11,754		0.13
Reversal of executive share-based compensation expense	(1,989)		(0.02)
Beneficial share of early extinguishment of debt charge				35,993		0.40
Beneficial share of disposition costs related to the Starwood sale				3,263		0.04
Beneficial share of discontinuation of hedge accounting - MacArthur				7,376		0.08
Restructuring charge				3,706		0.04

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	301,632	88,105,705	3.42	330,842	90,062,106	3.67

TCO's average ownership percentage of TRG - basic (2)	71.0%			71.6%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense (2)	214,092		3.42	236,762		3.67

Less TCO's additional income tax expense	(123)		(0.00)	(373)		(0.00)

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	213,969		3.42	236,389		3.67

(1)
For the year ended December 31, 2015, Funds from Operations attributable to TCO's common shareowners was $203,223 using TCO's diluted average ownership percentage of TRG of 69.7%. For the year ended December 31, 2014, Funds from Operations attributable to TCO's common shareowners was $196,685 using TCO's diluted average ownership percentage of TRG of 70.2%.

(2)
For the year ended December 31, 2015, Adjusted Funds from Operations attributable to TCO's common shareowners was $209,985 using TCO's diluted average ownership percentage of TRG of 69.7%. For the year ended December 31, 2014, Adjusted Funds from Operations attributable to TCO's common shareowners was $232,034 using TCO's diluted average ownership percentage of TRG of 70.2%.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended December 31, 2015 and 2014
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2015	2014	2015	2014
Net income	46,595	656,274	192,557	1,278,122

Add (less) depreciation and amortization:
Consolidated businesses at 100%	28,780	23,686	106,355	120,207
Noncontrolling partners in consolidated joint ventures	(1,085)	(861)	(3,681)	(4,429)
Share of Unconsolidated Joint Ventures	9,133	8,925	34,361	30,234

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	18,590	15,857	63,041	90,803
Noncontrolling partners in consolidated joint ventures	(1,871)	(1,842)	(6,965)	(8,101)
Share of Unconsolidated Joint Ventures	11,365	10,611	45,564	40,416
Income tax expense (benefit):
Income tax expense (benefit) on dispositions of International Plaza, Arizona Mills, and Oyster Bay			(437)	9,733
Other income tax expense	138	574	2,248	2,267

Less noncontrolling share of income of consolidated joint ventures	(3,179)	(26,226)	(11,222)	(34,239)

Beneficial interest in EBITDA	108,466	686,998	421,821	1,525,013

Add TCO's additional basis in assets disposed		11,895		11,895

Beneficial interest in EBITDA, before additional basis in assets disposed	108,466	698,893	421,821	1,536,908

TCO's average ownership percentage of TRG - basic	70.6%	71.6%	71.0%	71.6%

Beneficial interest in EBITDA attributable to TCO, before additional basis in assets disposed	76,596	500,301	299,454	1,099,794

Less TCO's additional basis in assets disposed		(11,895)		(11,895)

Beneficial interest in EBITDA attributable to TCO	76,596	488,406	299,454	1,087,899

Beneficial interest in EBITDA	108,466	686,998	421,821	1,525,013

Add (less):
Beneficial interest in UJV impairment charge - Miami Worldcenter	11,754		11,754
Reversal of executive share-based compensation expense			(1,989)
Beneficial share of gain on dispositions		(606,239)		(1,092,859)
Beneficial share of early extinguishment of debt charge		35,993		35,993
Beneficial share of disposition costs related to the Starwood sale		2,309		3,263
Beneficial share of discontinuation of hedge accounting - MacArthur		2,143		7,376
Restructuring charge		675		3,706

Adjusted Beneficial interest in EBITDA	120,220	121,879	431,586	482,492

TCO's average ownership percentage of TRG - basic	70.6%	71.6%	71.0%	71.6%

Adjusted Beneficial interest in EBITDA attributable to TCO	84,897	87,247	306,365	345,283

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended December 31, 2015, 2014, and 2013
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year Ended				Year Ended
	2015		2014		2014		2013		2015		2014		2014		2013
Net income	46,595		656,274		656,274		66,166		192,557		1,278,122		1,278,122		189,368

Add (less) depreciation and amortization:
Consolidated businesses at 100%	28,780		23,686		23,686		39,510		106,355		120,207		120,207		155,772
Noncontrolling partners in consolidated joint ventures	(1,085)		(861)		(861)		(1,314)		(3,681)		(4,429)		(4,429)		(5,090)
Share of Unconsolidated Joint Ventures	9,133		8,925		8,925		6,382		34,361		30,234		30,234		24,920

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	18,590		15,857		15,857		30,434		63,041		90,803		90,803		130,023
Noncontrolling partners in consolidated joint ventures	(1,871)		(1,842)		(1,842)		(2,130)		(6,965)		(8,101)		(8,101)		(8,670)
Share of Unconsolidated Joint Ventures	11,365		10,611		10,611		9,362		45,564		40,416		40,416		37,554
Income tax expense (benefit):
Income tax expense (benefit) on dispositions of International Plaza, Arizona Mills, and Oyster Bay									(437)		9,733		9,733
Other income tax expense	138		574		574		694		2,248		2,267		2,267		3,409

Less noncontrolling share of income of consolidated joint ventures	(3,179)		(26,226)		(26,226)		(3,592)		(11,222)		(34,239)		(34,239)		(10,344)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,135		28,929		28,929		7,036		21,868		46,769		46,769		24,104
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	32,969		29,889		29,889		26,598		116,024		102,234		102,234		89,368

Add beneficial interest in UJV impairment charge - Miami Worldcenter	11,754								11,754

EBITDA at 100%	159,324		745,816		745,816		179,146		571,467		1,674,016		1,674,016		630,414

Add (less) items excluded from shopping center NOI:
General and administrative expenses	13,132		13,799		13,799		13,338		45,727		48,292		48,292		50,014
Management, leasing, and development services, net	(1,697)		(2,044)		(2,044)		(1,039)		(7,263)		(6,129)		(6,129)		(10,821)
Straight-line of rents	(1,417)		(1,937)		(1,937)		(3,015)		(5,211)		(5,419)		(5,419)		(7,335)
Gain on dispositions			(629,667)		(629,667)						(1,116,287)		(1,116,287)
Early extinguishment of debt charge			36,372		36,372						36,372		36,372
Disposition costs related to the Starwood sale			2,309		2,309						3,269		3,269
Discontinuation of hedge accounting - MacArthur			2,256		2,256						7,763		7,763
Restructuring charge			675		675						3,706		3,706
Gain on sale of peripheral land															(863)
Gain on sale of marketable securities															(1,323)
Dividend income	(944)		(767)		(767)				(3,570)		(2,364)		(2,364)
Interest income	(403)		(636)		(636)		(31)		(1,999)		(1,400)		(1,400)		(175)
Other nonoperating expense (income)	(192)		(57)		(57)		519		314		(811)		(811)		1,019
Non-center specific operating expenses and other	8,187		5,346		5,346		5,855		22,430		19,933		19,933		24,358

NOI - all centers at 100%	175,990		171,465		171,465		194,773		621,895		660,941		660,941		685,288

Less - NOI of non-comparable centers	(8,046)	(1)	(5,566)	(2)	(4,731)	(3)	(33,940)	(4)	(25,129)	(1)	(77,748)	(5)	(72,320)	(6)	(119,293)	(4)

NOI at 100% - comparable centers	167,944		165,899		166,734		160,833		596,766		583,193		588,621		565,995

NOI - growth %	1.2%				3.7%				2.3%				4.0%

NOI at 100% - comparable centers	167,944		165,899		166,734		160,833		596,766		583,193		588,621		565,995

Lease cancellation income	(2,098)		(5,514)		(5,514)		(2,640)		(8,454)		(12,569)		(12,569)		(5,344)

NOI at 100% - comparable centers excluding lease cancellation income	165,846		160,385		161,220		158,193		588,312		570,624		576,052		560,651

NOI at 100% excluding lease cancellation income - growth %	3.4%				1.9%				3.1%				2.7%

(1)	Includes The Mall of San Juan and The Mall at University Town Center.
(2)
Includes The Mall at University Town Center and the portfolio of centers sold to Starwood. Includes an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.

(3)	Includes The Mall at University Town Center, the portfolio of centers sold to Starwood, and Taubman Prestige Outlets Chesterfield.
(4)	Includes the portfolio of centers sold to Starwood, Arizona Mills, and Taubman Prestige Outlets Chesterfield.
(5)
Includes The Mall at University Town Center, the portfolio of centers sold to Starwood, and Arizona Mills for the approximately one-month period prior to its disposition. Includes an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.

(6)	Includes The Mall at University Town Center, the portfolio of centers sold to Starwood, Arizona Mills, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of December 31, 2015 and December 31, 2014
(in thousands of dollars)
	As of
	December 31, 2015	December 31, 2014
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,713,215	3,262,505
Accumulated depreciation and amortization	(1,052,027)	(970,045)
	2,661,188	2,292,460
Investment in Unconsolidated Joint Ventures	433,911	370,004
Cash and cash equivalents	206,635	276,423
Restricted cash	6,447	37,502
Accounts and notes receivable, net	54,547	49,245
Accounts receivable from related parties	2,478	832
Deferred charges and other assets	198,174	188,435
	3,563,380	3,214,901
Liabilities:
Notes payable	2,643,958	2,025,505
Accounts payable and accrued liabilities	334,525	292,802
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	464,086	476,651
	3,442,569	2,794,958
Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	602	633
Additional paid-in capital	652,146	815,961
Accumulated other comprehensive income (loss)	(27,220)	(15,068)
Dividends in excess of net income	(512,746)	(483,188)
	112,807	318,363
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(23,569)	(14,796)
Noncontrolling interests in partnership equity of TRG	31,573	116,376
	8,004	101,580
	120,811	419,943
	3,563,380	3,214,901
Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	1,628,492	1,580,926
Accumulated depreciation and amortization	(589,145)	(548,646)
	1,039,347	1,032,280
Cash and cash equivalents	36,047	49,765
Accounts and notes receivable, net	42,361	38,788
Deferred charges and other assets	39,562	33,200
	1,157,317	1,154,033
Liabilities:
Notes payable (2)	2,001,200	1,989,546
Accounts payable and other liabilities	70,539	103,161
	2,071,739	2,092,707
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(507,282)	(520,714)
Accumulated deficiency in assets - Joint Venture Partners	(397,196)	(407,870)
Accumulated other comprehensive loss - TRG	(4,974)	(5,045)
Accumulated other comprehensive loss - Joint Venture Partners	(4,970)	(5,045)
	(914,422)	(938,674)
	1,157,317	1,154,033

(1)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in projects that are currently under development.
(2)
As the balances presented exclude centers under development, the Notes Payable amount excludes the construction loans outstanding for Hanam Union Square and CityOn.Zhengzhou for $53.0 million ($18.2 million at TRG's share) and $44.7 million ($14.2 million at TRG's share) at December 31, 2015, respectively.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2016 (1)

Funds from Operations per common share	3.45	3.65

Real estate depreciation - TRG	(1.78)	(1.72)

Distributions to participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.55	1.80

(1)	Guidance excludes pending acquisition of Country Club Plaza.